Nancy H. Badeer

Head of Insurance Products Law

Associate General Counsel

285 Madison Avenue

New York, NY 10017

T: 980-949-3600

April 10, 2026

Board of Directors

Brighthouse Life Insurance Company

1209 Orange Street

Wilmington, DE 19801

Re:	Opinion of Counsel

Brighthouse Life Insurance Company (the “Company”)

Post-Effective Amendment No. 1

to the Registration Statement on Form N-4

File No. 333-290021

Ladies and Gentlemen:

I am Head of Insurance Products Law and an Associate General Counsel with the Company in the Legal and Compliance Department and provide legal counsel to the Company. This opinion is furnished in connection with the Company’s Registration Statement on Form N-4 filed with the Securities Exchange and Commission pursuant to the Securities Act of 1933 (File no. 333-290021). The Registration Statement pertains to Strategic Value Annuity, the group fixed annuity contracts issued by the Company (the “Contracts”).

In connection with my opinion, I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1.  The Company is a stock life insurance company duly organized and validly existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

2.  The Contracts covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus included in the Registration Statement and in compliance with the applicable local law, will constitute legal, valid, and binding obligations of the Company in accordance with its terms.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer

Nancy H. Badeer
Head of Insurance Products Law
Associate General Counsel